EXHIBIT 21.1

The following is a list of all of Pioneer Energy Services Corp.'s direct and indirect subsidiaries:

1.Pioneer Drilling Services, Ltd., a Texas corporation - 100% direct subsidiary.

2.Pioneer Global Holdings, Inc., a Delaware corporation - 100% indirect subsidiary-100% owned by Pioneer Drilling Services, Ltd.

3.Pioneer Services Holdings, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Global Holdings, Inc.

4.Pioneer Latina Group SDAD, Ltda., a Panama corporation - 100% indirect subsidiary-owned by Pioneer Global Holdings, Inc. (99%) and Pioneer Services Holdings, LLC (1%).

5.Pioneer de Colombia SDAD, Ltda., a Panama corporation - 100% indirect subsidiary-owned by Pioneer Latina Group SDAD, Ltda. (99%) and Pioneer Services Holdings, LLC (1%).

6.Pioneer de Colombia SDAD, Ltda., Surcusal Colombia, a Colombian branch - 100% indirect subsidiary-100% owned by Pioneer de Colombia SDAD, Ltda.

7.Proveedora Internacional de Taladros S.A.S - 100% indirect subsidiary-100% owned by Pioneer Global Holdings, Inc.

8.Pioneer Production Services, Inc., a Delaware corporation - 100% direct subsidiary.

9.Pioneer Wireline Services Holdings, Inc., a Delaware corporation - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.

10.Pioneer Wireline Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Wireline Services Holdings, Inc.

11.Pioneer Well Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.

12.Pioneer Fishing & Rental Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.

13.Pioneer Coiled Tubing Services, LLC, a Delaware limited liability company - 100% indirect subsidiary-100% owned by Pioneer Production Services, Inc.